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                                                                    EXHIBIT 11.1


 DYNAMEX INC. AND SUBSIDIARIES
 CALCULATION OF NET INCOME PER COMMON SHARE
 (in thousands except per share data)
 (Unaudited)

                                                Three months ended              Nine months ended
                                                     April 30,                        April 30,
                                         -------------------------------   --------------------------------
                                              1999             1998             1999              1998
                                         --------------   --------------   --------------    --------------
                                                           (As restated)                      (As restated)
Net income (loss)                        $          365   $          900   $         (989)   $        2,907
                                         ==============   ==============   ==============    ==============

Weighted average common
   shares outstanding                            10,085            7,412           10,075             7,395

Common share equivalents related
   to options and warrants                          137              217               --               195
                                         --------------   --------------   --------------    --------------

Common shares and common share
   equivalents                                   10,222            7,629           10,075             7,590
                                         ==============   ==============   ==============    ==============

Common stock price used under
   treasury stock method                 $         2.99   $        11.89   $         5.62    $         9.50
                                         ==============   ==============   ==============    ==============

Net income (loss) per common share:
   Basic                                 $         0.04   $         0.12   $        (0.10)   $         0.39
                                         ==============   ==============   ==============    ==============

   Diluted                               $         0.04   $         0.12   $        (0.10)   $         0.38
                                         ==============   ==============   ==============    ==============